UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  January 9, 2012

NORTHERN STATES FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

000-19300
(Commission File Number)

Delaware	36-3449727
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1601 North Lewis Avenue
P.O. Box 39
Waukegan, Illinois  60085
(Address of Principal Executive Offices)

(847) 244-6000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01(a).  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

 On January 9, 2012, Northern States Financial Corporation (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) providing notice that, for the last 30 consecutive business days, the Company’s common stock had not maintained a minimum closing bid price of $1.00 per share as required for continued listing on The Nasdaq Capital Market by Nasdaq Listing Rule 5550(a)(2).  Such notice has no effect on the listing of the Company’s securities at this time.  The Company’s shares continue to trade on The Nasdaq Capital Market at this time.

Nasdaq’s letter advises the Company that Nasdaq will provide the Company 180 calendar days from January 9, 2012, or until July 9, 2012, to regain compliance with its listing rules.  If, at any time before July 9, 2012, the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq staff will provide written notice that the Company has regained compliance, and the Company’s shares will continue to trade on The Nasdaq Capital Market.  No guarantee exists that the Company will be able to regain compliance with this listing rule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 10, 2012	NORTHERN STATES FINANCIAL CORPORATION By: /s/Steven J. Neudecker Steven J. Neudecker Vice President and Chief Financial Officer